UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2026

BIOADAPTIVES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54949	46-2592228
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification No

 2620 Regatta Drive, Suite 102,

 Las Vegas, Nevada 89128

 Address of Principal Executive Offices

(702) 659-8829

Registrant’s Telephone Number, Including Area Code

N/A

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Overview of the Membership Interest Purchase Agreement

On October 29, 2026, BioAdaptives, Inc., a Delaware corporation (the “Company” or “Parent”), entered into a definitive Membership Interest Purchase Agreement (the “Agreement”) with Xycota Biosciences LLC, a Wyoming limited liability company (“Xycota”), the members of Xycota, Xycota Co-Founders Brad Listermann (Chief Executive Officer) and Marvin S. Hausman, M.D. (Founder and Chief Scientific Officer) (the “Founders”), Monroe Street Capital Partners LP and Lambda Ventures LLC (the “Investors”), and, for limited purposes, James E. Keener, the Company’s Chief Executive Officer, Azuna Health LLC, an entity controlled by Mr. Keener, and Mark P. Frissora, Gimhana Dissanayake and Gracie Homsey. Pursuant to the Agreement, subject to the satisfaction or waiver of the closing conditions described below, the Company will acquire 100% of the issued and outstanding membership interests of Xycota, resulting in Xycota becoming a wholly owned subsidiary of the Company at closing (the “Transaction”).

Xycota is a preclinical biotechnology company developing central-nervous-system (CNS) product candidates, including a sub-perceptual oral psilocybin candidate being prepared for a planned Phase 1/2 clinical study in mild post-traumatic stress disorder (PTSD) in Canada, an exosome-formulated psilocin candidate for frontotemporal dementia (FTD) with an Orphan Drug Designation (ODD) request on file with the U.S. Food and Drug Administration (FDA) that has not been granted, and early preclinical research in traumatic brain injury (TBI). Xycota’s preclinical programs build on peer-reviewed 2026 findings published in Neuropsychopharmacology (Nature Portfolio) co-authored by Dr. Hausman reporting that a sub-perceptual dose of psilocybin rescued recognition-memory deficits in a rat model of Fragile X syndrome in a manner that depended on BDNF/TrkB signaling and was not blocked by 5-HT2A or 5-HT1A receptor antagonism. That study did not evaluate PTSD, FTD or human subjects. Xycota’s product candidates are preclinical, Xycota is not a party to any clinical trial in which a subject has been dosed, and none has received regulatory approval. Psilocybin and psilocin are Schedule I controlled substances in the United States.

Subsidiary Ring-Fencing and Operational Separation

Under the Agreement, following closing, Xycota will operate as a separate subsidiary under its existing executive and scientific leadership while the Company’s commercial Xcellara™ and MyndSystem™ nutraceutical lines continue under current Parent management. The Agreement provides that Xycota will maintain separate bank accounts under Xycota management signatory control and includes contractual covenants restricting the Company from pledging, encumbering, or transferring Xycota’s intellectual property or sweeping or applying Xycota’s dedicated cash or financing proceeds toward Parent overhead or legacy nutraceutical obligations.

Consideration; Voting Preferred; Series C; Transfer of Control

As of the date of this Current Report on Form 8-K, no securities have been issued under the Agreement, and no cash purchase price is payable. As consideration for the membership interests of Xycota, the Company is obligated, within 20 business days after closing, to authorize and issue to the Founders a new series of convertible preferred stock (the “Economic Preferred”) in such number that, immediately after issuance, the Economic Preferred represents 40% of the total voting power and economic ownership of the Company. As written, the Agreement provides that the Economic Preferred converts into common stock on a one-for-one basis and that its size is determined by reference to a “Closing Snapshot Denominator” consisting of the Company’s outstanding common stock, Series A, Series B and Series D preferred stock, and 800,000 shares of Series C preferred stock, in each case on an as-converted basis, to be certified by the Company’s Chief Executive Officer at closing. Based on the illustrative figures in the Agreement, the Closing Snapshot Denominator is approximately 391.3 million shares and the Economic Preferred would represent approximately 261 million common-equivalent shares. The Company will also issue additional Economic Preferred (i) quarterly, equal to 40% of the common stock issued upon conversion or exercise of nine listed convertible promissory notes (approximately $418,240 of principal and accrued interest in the aggregate) and two warrants, as reported by the Company’s transfer agent, and (ii) equal to 40% of any escrowed Series C preferred stock that is released, as described below. Authorization of the Economic Preferred and the Voting Preferred described below will require action by the Company’s Board of Directors, the consent of the holders of the Company’s existing series of preferred stock, and filings with the Delaware Secretary of State. The closing is not conditioned on the issuance of the Economic Preferred or the Voting Preferred. Issuance and conversion of the Economic Preferred will substantially dilute existing stockholders.

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The Company is also obligated, within 20 business days after closing, to issue to James E. Keener, its Chief Executive Officer, a separate series of non-convertible preferred stock (the “Voting Preferred”) carrying 51% of the Company’s total voting power, with the number of votes per share adjusting automatically to maintain 51%. The Voting Preferred has a liquidation preference of $0.001 per share and no dividend or other economic rights. Mr. Keener will vote the Voting Preferred until it transfers to the Founders upon the earliest of the following (the “Voting Step-Up Date”):

1.

A “Control Event,” which is the first to occur of (a) a written FDA grant of Orphan Drug Designation for a Xycota product candidate in FTD or an equivalent rare neurodegenerative indication agreed by the parties and the Investors; (b) Health Canada authorization of a Clinical Trial Application and Research Ethics Board approval of the same protocol for a first-in-human trial of Xycota’s exosome-formulated psilocybin or psilocin candidate; (c) Health Canada authorization and Research Ethics Board approval of the same protocol for a Phase 1 or Phase 1/2 study of XYCO-01, Xycota’s sub-perceptual psilocybin candidate, in mild PTSD; or (d) another regulatory or clinical milestone approved in writing by the Company, the Founders and the Investors;

2.	The completion of a spin-off of the Company’s nutraceutical business, or a final regulatory denial determined under the Agreement to have been caused by the Company (a “Parent-Caused Transfer”).

On the Voting Step-Up Date, the Founders will designate all five members of the Board of Directors, and no designee of the Company or current management will remain on the Board. Upon a Control Event or a Parent-Caused Transfer, Mr. Listermann and Dr. Hausman will become Chief Executive Officer and Chief Scientific Officer of the Company, and Mr. Keener will serve as Executive Chairman or as President of the nutraceutical business, as the Board determines. Upon a spin-off, the officers and directors associated with the nutraceutical business will resign and the Founders will appoint the Company’s officers and directors. A Parent-Caused Transfer is not a Control Event for purposes of the Investors’ $400,000 funding obligation or the Series C provisions. Until the Voting Step-Up Date, the five-member Board will consist of three Company designees, one Founder designee and one independent director appointed by agreement of the parties, and specified “Reserved Matters,” including issuances of securities for the account of the Company or the nutraceutical business, related-party transactions above specified thresholds, pledges of Xycota equity or intellectual property, and amendments of the new preferred stock or the Series C preferred stock, will require the approval of a designated Company director. Mr. Keener has agreed to deliver a stock power and transfer-agent instruction for the Voting Preferred to be held in escrow under irrevocable instructions and released automatically on the Voting Step-Up Date.

Mr. Keener, through Azuna Health LLC, holds all 1,000,000 outstanding shares of the Company’s Series C preferred stock, each of which carries 1,000 votes and converts into 100 shares of common stock. The certificate of designation of the Series C will not be amended. Instead, Mr. Keener and Azuna Health LLC have executed an irrevocable transfer-agent instruction and covenant that the Series C will be voted only on a one-vote-per-share basis until the earlier of a spin-off of the nutraceutical business and the conversion or cancellation of the Series C. 200,000 shares of Series C (20,000,000 common-equivalent shares) will be held by the transfer agent in escrow and released only if the nutraceutical business recognizes at least $100,000 of qualifying third-party revenue within 18 months after closing. If that revenue is not achieved, or a Control Event or spin-off occurs first, the escrowed shares will be cancelled. The remaining 800,000 shares of Series C may be converted at any time at the holder’s election, subject to the lock-up and leak-out described below.

The Board of Directors may effect a spin-off of the nutraceutical business at any time by resolution, without the approval of the designated Company director. In a spin-off, the Series C preferred stock would be cancelled and its holders would receive preferred stock of the spin-off entity with equivalent voting rights, the Voting Preferred would transfer to the Founders, the officers and directors of the Company associated with the nutraceutical business would resign, and the Founders and their affiliates would receive no interest in the spin-off entity.

Financing Commitments of the Investors

No funding has been received and no promissory notes have been issued under the Agreement, and no funding is payable before closing. The Investors, each of which is an existing holder of convertible promissory notes of the Company, have agreed to provide the funding described below, severally and not jointly, 50% each. All of the funding will be made against 12-month convertible promissory notes of the Company on the same terms as the notes the Company issued to Jefferson Street Capital, LLC and Lambda Ventures LLC on September 30, 2026, which carry a 10% original issue discount and a 10% one-time interest charge and are convertible into common stock. Conversion of these notes will dilute existing stockholders. Lambda Ventures LLC is also the investor under the Company’s Equity Purchase Agreement dated August 10, 2026.

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Initial Funding ($150,000): $150,000 for Xycota’s approved use of proceeds, funded in four tranches: $40,000 within five business days after closing, followed by $40,000, $40,000 and $30,000. Each later tranche is payable within ten business days after Xycota certifies that 60% of the prior tranche has been spent in accordance with its approved budget, and no earlier than 20 business days after the prior tranche. If a tranche is not funded and the failure is not cured, Xycota may elect to separate from the Company, which would terminate the Transaction, with the Economic Preferred and Voting Preferred returned to the Company and unspent funds returned to the Investors.

•	Additional Investment Rights ($800,000): The Investors will have a 36-month right, beginning at closing, to purchase up to $800,000 of additional Company notes, consisting of:

○

$400,000 Milestone-Triggered Funding Call: The Investors are obligated to fund $400,000 only upon a Control Event, which operates as an automatic call. Funding follows delivery of the agency determination and an officer’s certificate. The Investors may dispute the Control Event, in which case an independent regulatory counsel will decide. The Investors are not obligated to fund unless the Company then satisfies the issuer conditions of Rule 144 under the Securities Act, including the current public information requirement and, if the Company is or has been a shell company, the requirements of Rule 144(i)(2), and the obligation terminates if those conditions are not satisfied within 12 months; and

○	$400,000 Optional Investment Rights: The remaining $400,000 is exercisable at the Investors’ option.

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•

Reporting and Spin-Off Funding (up to $160,000): Separately, the Investors will fund up to $60,000 for the Company’s audit, transfer agent, OTC Markets, EDGAR, legal and related reporting costs, and up to $100,000 of invoiced costs of a spin-off of the nutraceutical business into a separate reporting company. The spin-off funding is subject to the same Rule 144 conditions as the $400,000 call. Upon the spin-off entity obtaining a trading symbol, the spin-off funding and related notes will be assumed by the spin-off entity, which will be required to register the shares underlying those notes. The Company has also agreed to remain current in its Exchange Act reports.

Lock-Up, Leak-Out and Financing Covenants

The Agreement also includes the following provisions:

•	Xycota Founder Lock-Up: The Economic Preferred, and common stock issued on its conversion, may not be sold, transferred or pledged for one year after closing.
•

Affiliate SPV, Lock-Up and Leak-Out: At or before closing, all capital stock of the Company held by its officers, directors and 10% holders, including Mr. Keener’s Series C and Series D preferred stock and the Series D preferred stock held by Mr. Frissora, Mr. Dissanayake and Ms. Homsey, will be contributed to a special purpose vehicle. The vehicle may not convert preferred stock to the extent it would beneficially own more than 4.99% of the common stock. Its holdings are subject to a lock-up of at least six months after closing, followed by a 16-month leak-out beginning on the later of the end of the lock-up and the occurrence of a Control Event or a spin-off, during which sales are limited by the daily dollar trading volume of the common stock, from no sales on days with less than $10,000 of dollar volume up to 15% of volume on days with $250,000 or more. Within six months after closing, or earlier upon a spin-off, each Series D holder will exchange its Series D for a new series of non-voting preferred stock with equivalent economic rights. Officers, directors and 10% holders may not sell Company stock to third parties in private transactions.

•

Non-Affiliate Note and Warrant Leak-Out Limits: As a closing deliverable, the Company will amend its existing leak-out agreement with holders of its convertible promissory notes and warrants who are not officers, directors or 10% holders, so that each holder may sell, on any trading day, the greater of 8% of that day’s trading volume or $5,000.

•

Financing Restrictions; Right of First Refusal; Equity Line Amendment: After closing, the Investors have a right of first refusal on third-party financings of the Company or Xycota, and the Company may not enter into any dilutive or variable-priced financing with anyone other than the Investors unless the Investors waive that restriction. The Company may complete fixed-price financings for Xycota at not less than 80% of market, subject before a Control Event or spin-off to the right of first refusal. As a closing deliverable, the Company will amend its Equity Purchase Agreement with Lambda Ventures LLC so that each draw is priced at a 15% discount to the lowest daily volume-weighted average price during the valuation period, and Lambda will be made whole for any loss on a draw. The Investors have waived change-of-control, anti-dilution and similar rights under their existing notes and warrants that would be triggered by the Transaction.

Series D Compensation. After closing, the Company may continue to pay monthly compensation in Series D preferred stock of $10,000 to Mr. Keener, $4,500 to Ms. Homsey, the Company’s internal accountant, and $5,000 to each director. Those amounts may not be increased.

Vanquish Note. The Company must pay or retire the convertible note held by Vanquish Funding Group Inc. within six months after its issuance, without using Xycota funds. Otherwise, the Vanquish note becomes subject to the Economic Preferred true-up.

Closing Conditions, Termination and Other Terms

Closing is subject to conditions including approval by the Company’s Board of Directors and Xycota’s members; delivery of disclosure schedules, a Xycota intellectual property schedule, a certified capitalization table and Closing Snapshot Denominator, and executed but undated certificates of designation for the Economic Preferred and the Voting Preferred; execution of the leak-out and equity line amendments; and the Company being current in its Exchange Act reports or delivering a plan to become current that is reasonably acceptable to Xycota. If closing has not occurred by June 30, 2027, the Agreement terminates automatically. After closing, the Transaction may not be unwound except through the initial funding separation right described above or by written agreement of the parties. The Company and the Founders have agreed to indemnify each other for breaches of representations and covenants, subject to a $10,000 threshold and a cap equal to the value of the Economic Preferred at closing, except for fraud. The Company must publicly disclose, within four business days, any material non-public information it provides to the Investors.

The foregoing summary of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Membership Interest Purchase Agreement and its exhibits, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The representations, warranties and covenants in the Agreement were made solely for the benefit of the parties, as of specific dates, and may be subject to limitations agreed by the parties, including disclosure schedules. Investors should not rely on them as characterizations of the actual state of facts or condition of the Company or Xycota. The Company intends to file a subsequent Current Report on Form 8-K upon the closing of the Transaction and the issuance of the consideration securities and initial financing notes.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. Under the Agreement, the Company has agreed to issue the Economic Preferred to the Founders in exchange for 100% of the membership interests of Xycota, to issue the Voting Preferred to Mr. Keener for no additional consideration, and to issue convertible promissory notes to the Investors for cash at a 10% original issue discount. Immediately after issuance, the Economic Preferred will represent 40% of the Company’s total voting power and economic ownership. These securities will be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption provided by Section 4(a)(2) of the Securities Act, based in part on representations that the Founders are accredited investors acquiring the securities for investment. No underwriting discounts or commissions will be paid.

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Item 7.01 Regulation FD Disclosure.

On November 4, 2026, the Company issued a press release announcing the execution of the Membership Interest Purchase Agreement with Xycota Biosciences LLC. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information presented in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 2.1:

Membership Interest Purchase Agreement, dated October 29, 2026, by and among BioAdaptives, Inc., Xycota Biosciences LLC, the members of Xycota Biosciences LLC, Monroe Street Capital Partners LP, Lambda Ventures LLC and, for limited purposes, James E. Keener, Azuna Health LLC, Mark P. Frissora, Gimhana Dissanayake and Gracie Homsey (the disclosure schedules, which have not yet been delivered, will be omitted pursuant to Item 601(a)(5) of Regulation S-K; the Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request).

Exhibit 104:	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOADAPTIVES, INC.

Date: November 4, 2026

By:	/s/ James E. Keener
Name: James E. Keener
Title: Chief Executive Officer

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